EXHIBIT 23.4

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FINPRO                                           26 Church Street o P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 o (908) 604-5951 (FAX)
================================================================================


                             Consent of FinPro, Inc.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of Westwood Financial Corporation, to the Proxy Statement/Prospectus relating to the proposed merger of Lakeview Financial Corp., Lakeview Savings Bank and Westwood Financial Corporation, Westwood Savings Bank and to the references to our Firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ FinPro, Inc.
FinPro, Inc.

January 15, 1998